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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Caribiner International, Inc. (the "Company") and to the incorporation by reference therein of our report dated July 18, 1997, with respect to the financial statements of D&D Enterprises, Inc. D/B/A Show Solutions for the year ended December 31, 1996, included in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Atlanta, Georgia

October 14, 1997